EXHIBIT 99.2



                               LOCK-UP AGREEMENT


          THIS LOCK-UP AGREEMENT (this "Agreement"), is made as of March 22, 2000 by and among Acadia Realty Trust (the "Company") and Carnegie Corporation of New York, Five Arrows Realty Securities LLC, Harvard Private Capital Realty, Inc., Howard Hughes Medical Institute, The Board of Trustees of the Leland Stanford Junior University, The Vanderbilt University, TRW Master Trust, Yale University, Yale University Retirement Plan for Staff Employees and RD New York VI, LLC ("RDNY") (collectively, the "Shareholders").

                                  BACKGROUND

          The Shareholders hold the respective common shares of beneficial interest of the Company (the "Shares") set forth opposite their name on Schedule A (the "Lock-Up Shares").

          The Shareholders have been partners in the following partnerships:
RD Properties, L.P. VI ("RDVI"), RD Properties, L.P. VIA ("RDVIA"), and RD Properties, L.P. VIB ("RDVIB") (collectively, the "Partnerships").

          The Partnerships and RDNY, together with other signatories, are parties to a Registration and Lock-up Agreement dated August 12, 1998 which contains provisions, among others, restricting the sale of the Lock-Up Shares (other than those Shares acquired subsequent to August 12, 1998 (the "Post-Closing Shares")) and providing for the registration of the Lock-Up Shares (other than the Post-Closing Shares) (as such registration provisions are amended on or before the date of this Agreement to extend the Company's registration obligations to December 28, 2003 (i.e. the date which is 36 months after the outside expiration date of the Lock-Up (defined below))) (the "Registration Rights Agreement").

          The Partnerships are governed by the following agreements (collectively, the "Partnership Agreement(s)"): (1) RDVI: Second Amended and Restated Agreement of Limited Partnership dated January 1, 1998; (2) RDVIA:
Agreement of Limited Partnership dated May 6, 1998 and (3) RDVIB: Agreement of Limited Partnership dated May 6, 1998. Each of the Partnership Agreements contains provisions restricting the sale of the Lock-Up Shares (other than the Post-Closing Shares) which were in addition to the restrictions set forth in the Registration Rights Agreement (such provisions, together with those contained in the Registration Rights Agreement, are collectively referred to as the "Original Lock-Up Provisions").

          The Original Lock-Up Provisions have expired or will shortly expire in accordance with their terms.

          On or prior to the date of this Agreement, the Partnerships have distributed all Lock-Up Shares (other than the Post-Closing Shares which were previously held by the applicable Shareholder) to the Shareholders in accordance with the respective Partnership Agreements.

          On or prior to the date of this Agreement, the Company has filed a shelf registration statement in accordance with the Registration Rights Agreements to permit the resale of the Lock-Up Shares (other than the Post-Closing Shares) (the "Shelf Registration"). If the Shelf Registration has not been declared effective by the Securities and Exchange Commission ("SEC") within the time period set forth in this Agreement, the Lock-Up shall expire.

          The Shareholders and the Company agree that it is in their mutual best interests to be bound by a new lock-up on the terms set forth in this Agreement.

          NOW THEREFORE, in consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1. Lock-Up Agreement. Subject to the terms of this Agreement, each Shareholder agrees that it will not sell, assign, pledge or otherwise transfer ("Transfer") its Lock-Up Shares until December 28, 2000 (the "Lock-Up").

          2. Permitted Transfers. The Lock-Up shall not apply to (i) a Transfer of the Lock-Up Shares to a Permitted Transferee or (ii) a bona fide pledge of the Lock-Up Shares (each a "Permitted Transfer"). For purposes of this Agreement, the term "Permitted Transferee" means (i) any partner or other equity owner of a Shareholder; (ii) any equity owner of any partner or other equity owner of a Shareholder; (iii) members of the Immediate Family (as defined below) of any equity owner of a Shareholder (or any equity thereof) and trusts for the benefit of one or more members of the Immediate Family of a Shareholder (or any equity owner thereof) created for estate and/or gift tax purposes and/or (iv) any public charity, public foundation or charitable institution as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. For purposes of this Agreement, the term "Immediate Family" means, with respect to any natural person, such natural person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law. A Permitted Transfer shall not be deemed effective, and the Company may issue stop transfer instructions to its transfer agent in connection with a purported Transfer of the Lock-Up Shares, unless and until the transferor shall give the Company written notice stating the name and address of the transferee and identifying the securities which are being Transferred and the Company shall have received the written agreement of the transferee to be bound by the terms of this Agreement as if an original signatory hereto.

          3. Release Events. Without the need for further documentation, if any of the following events shall occur (x) the Lock-Up shall expire and
(y) in the case of clause (viii) only, this Agreement shall automatically terminate:

                (i) both Ross Dworman and Kenneth F. Bernstein are not executive officers of the Company and spending a substantial portion of their time on the management of the Company;

                (ii) a tender offer (other than a Company Tender Offer (defined below)) is initiated for the Shares;

                (iii) the Shares have been suspended from trading or have been delisted;

                (iv) either Ross Dworman or Kenneth F. Bernstein are the subject of a governmental investigation required to be disclosed pursuant to Item 401(f)(2) through (6) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the occurrence of a bankruptcy with respect to the Company;

                (v) either Ross Dworman or Kenneth F. Bernstein is not a member of the board of trustees of the Company;

                (vi) either Ross Dworman or Kenneth F. Bernstein has, as a result of a voluntary decision, ceased to be an executive officer of the Company who spends a substantial portion of his time on the management of the Company;

                (vii) the Shelf Registration has not been declared effective by the SEC on or before May 1, 2000; or

                (viii) Shareholders holding a majority of the Lock-Up Shares (excluding any Lock-Up Shares held by RDNY or any of its Permitted Transferees) vote to terminate this Agreement; provided, however, that neither RDNY nor any of its Permitted Transferees shall be entitled to vote its Lock-Up Shares in connection with such vote.

          4. Company Tender Offer. The Shareholders agree not to tender their Lock-Up Shares (or any other Shares they hold) to the Company (or its affiliates) in connection with any tender offer by the Company (or its affiliates) for the Company's Shares which commences at any time prior to December 28, 2000 (a "Company Tender Offer").

          5.    Miscellaneous.

               (a) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (b) Notices. All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with written confirmation by the sending machine or with telephone confirmation of receipt, addressed as follows:

                     (i)    If to Company:

                            Acadia Realty Trust
                            805 Third Avenue
                            New York, NY  10022
                            Attention:  President

                            With copy to:

                            Acadia Realty Trust
                            20 Soundview Marketplace
                            Port Washington, NY  11050-2221
                            Attention:  General Counsel

                     (ii) If to a Shareholder, to the address of such Shareholder appearing below the Shareholder's signature on the signature page hereof:

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice. Notices given hereunder shall be deemed received upon actual receipt thereof or, in the case of notice by mail, upon two days from the date notice is first deposited in the mail in the manner provided above

               (c) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon each Shareholder and his/its heirs, administrators, successors and assigns.

               (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

               (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

               (f) Entire Agreement; Amendments. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be amended or terminated other than with the consent of Shareholders holding a majority of the Lock-Up Shares (excluding any Lock-Up Shares held by RDNY or any of its

Permitted Transferees); provided, however, that neither RDNY nor any of its Permitted Transferees shall be entitled to vote its Lock-Up Shares in connection with such vote.

               (g) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.



                              [Signature page follows]

          IN WITNESS WHEREOF, the parties executed and delivered this Agreement on the date first above written.


                                   ACADIA REALTY TRUST


                                   By:    /s/  Kenneth F. Bernstein
                                          ------------------------------------
                                          Name:  Kenneth F. Bernstein
                                          Title: President


                                   CARNEGIE CORPORATION OF NEW YORK


                                   By:    /s/  D. Ellen Shuman
                                          ------------------------------------
                                          Name:  D. Ellen Shuman
                                          Title: Vice President and Chief
                                                  Investment Officer

                                   437 Madison Avenue
                                   New York, NY  10022
                                   Attn:  D. Ellen Shuman, Vice President and
                                          Chief Investment Officer


                                   FIVE ARROWS REALTY SECURITIES LLC


                                   By:    /s/  Matthew W. Kaplan
                                          ------------------------------------
                                          Name:  Matthew W. Kaplan
                                          Title: Managing Director

                                   c/o Rothschild Realty Inc.
                                   1251 Avenue of the Americas
                                   New York, NY  10020
                                   Attn:  Matthew W. Kaplan, Sr. Vice
                                          President

                                   HARVARD PRIVATE CAPITAL REALTY, INC.


                                   By:    /s/  William P. Douglas
                                          ------------------------------------
                                          Name:  William P. Douglas
                                          Title: Managing Director

                                   600 Atlantic Avenue
                                   Boston, Massachusetts  02210-2203
                                   Attn:  Andrew DiMatteo, Vice President


                                   HOWARD HUGHES MEDICAL INSTITUTE


                                   By:    /s/  Mark A. Barnard
                                          ------------------------------------
                                          Name:  Mark A. Barnard
                                          Title: Director - Private
                                                 Investments

                                   4000 Jones Bridge Road
                                   Chevy Chase, Maryland  20815-6789
                                   Attn:  Mark Barnard, Director of Private
                                          Investments


                                   THE BOARD OF TRUSTEES OF THE LELAND
                                   STANFORD JUNIOR UNIVERSITY


                                   By:    /s/  Larry S. Owen
                                          ------------------------------------
                                          Name:  Larry S. Owen
                                          Title: Director of Real Estate
                                                 Investments

                                   Stanford Management Company
                                   2770 Sand Hill Road
                                   Menlo Park, California  94025
                                   Attn:  Larry S. Owen, Director of Real
                                          Estate Investments

                                   THE VANDERBILT UNIVERSITY


                                   By:    /s/  William T. Spitz
                                          ------------------------------------
                                          Name:  William T. Spitz
                                          Title: Treasurer

                                   Office of the Treasurer
                                   2100 West End Avenue, Suite 900
                                   Nashville, Tennessee  37240
                                   Attn:  William T. Spitz, Treasurer


                                   TRW INVESTMENT MANAGEMENT COMPANY

                                   By:    Boston Safe Deposit and Trust
                                          Company, solely in its capacity as
                                          Trustee for the TRW Master Trust (as
                                          directed by TRW Investment
                                          Management Co.), and not in its
                                          individual capacity


                                          By:    /s/  Carole Bruno
                                                 -----------------------------
                                                 Name:  Carole Bruno
                                                 Title: Authorized Signatory

                                   TRW Investment Management Company
                                   1900 Richmond Road
                                   Cleveland, Ohio  44124
                                   Attn:  Brian S. Schneider, Senior
                                          Portfolio Manager

                                   The decision to participate in the
                                   investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.

                                   YALE UNIVERSITY


                                   By:    /s/  David F. Swensen
                                          ------------------------------------
                                          Name:  David F. Swensen
                                          Title: Chief Investment Officer

                                   Yale Investments Office
                                   230 Prospect Street
                                   New Haven, CT 06511
                                   Attn:  David Swensen, Chief Investment
                                          Officer


                                   YALE UNIVERSITY RETIREMENT PLAN FOR
                                   STAFF EMPLOYEES


                                   By:    /s/  David C. Crawford
                                          ------------------------------------
                                          Name:  David C. Crawford
                                          Title: Senior Vice President

                                   230 Prospect Street
                                   New Haven, CT  06511
                                   Attn:  Alan Forman, Director of Investments


                                   RD NEW YORK VI, LLC


                                   By:    /s/  Ross Dworman
                                          ------------------------------------
                                          Name:  Ross Dworman
                                          Title: Member

                                   20 Soundview Marketplace
                                   Port Washington, NY  11050

                                      SCHEDULE A
                                      ----------

                                    Lock-Up Shares

Name                               Lock-Up Shares Held        Percentage Held1
----                               -------------------        ---------------

Carnegie Corporation of New York        942,653                    5.5691

Five Arrows Realty Securities LLC     3,266,667                   19.2991

Harvard Private Capital Realty, Inc.  2,000,000                   11.8157

Howard Hughes Medical Institute       2,266,667                   13.3912

The Board of Trustees of the Leland
Stanford Junior University            2,133,333                   12.6035

The Vanderbilt University             1,346,647                    7.9558

TRW Master Trust                      1,200,000                    7.0894

Yale University                       3,366,616                   19.8895

Yale University Retirement Plan
for Staff Employees                     403,994                    2.3867

RD New York VI, LLC                     134,661                      --
                                        -------                    ------

          TOTALS                     17,061,238                  100.0000%
                                     ==========                  ========




___________________
1 Percentages are calculated by excluding any Lock-Up Securities held by RDNY.